United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2020 (June 8, 2020) Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #425

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2020, Red Lion Hotels Corporation announced that John J. Russell, Jr., who has been serving as the Company’s interim Chief Executive Officer since December 3, 2019, has been appointed as the Company’s Chief Executive Officer, effective June 8, 2020.

Prior to joining Red Lion in December 2019, Mr. Russell served as President and COO of Sentry Hospitality from October 2017, a management company for hotels, resorts, conference centers, and private residence clubs. From March 2016 to July 2017, Mr. Russell was the Senior Vice President, Guest Experience, Education and Development, at the Georgia Aquarium, and from January 2012 through February 2016, Mr. Russell served as the President of Sentry Hospitality and Sentry Companies. Mr. Russell also recently served as Senior Advisor for Ocean Visions, Inc., a 501(c)(3) organization that funds and launches companies that find solutions to problems with oceans, its sources and animals within, to improve the health of our water sources for future generations. Over the past 40 years, Mr. Russell has held numerous executive positions with hospitality companies, including ITT Sheraton, Days Inn of America, Carlson Companies, Benchmark Hospitality, HFS, Cendant, RCI, Yesawich, Pepperdine, Brown and Russell (Partner), NYLO Hotels, MODO Hotels and CampusBrands. Mr. Russell is also a past Chairman of the American Hotel and Lodging Association and President of the Hospitality Sales marketing Association International. There are no arrangements or understandings between Mr. Russell and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Russell’s appointment as Chief Executive Officer, we have entered into an amended and restated letter agreement with Mr. Russell under which he will be employed by us on an at-will basis, and which contains the following terms regarding his compensation: Mr. Russell is entitled to an annual base salary of $400,000, and he is eligible to participate in our short term and long term incentive plans in which executive officers may participate, and his short term bonus target is set at 100% of base salary. As interim Chief Executive Officer, Mr. Russell was eligible to receive a bonus of up to $35,000.00 for each 90 days of employment if certain performance criteria set by the Compensation Committee of the Company’s Board of Directors was met. For the second quarter ending June 30, 2020, the Compensation Committee has approved a bonus of $25,000, which was payable to Mr. Russell upon the execution of his amended and restated letter agreement. Effective June 8, 2020, Mr. Russell received a one-time grant of $150,000 in restricted stock units (RSUs), which will vest 25% on each of the four anniversaries of issuance. Mr. Russell will be eligible to participate in the employee benefits programs that are available to any newly hired executive officer, as well as other benefits that are subsequently added for executive officers for which he is qualified as a named executive officer of the Company. Mr. Russell is also entitled to certain severance benefits if his employment is terminated by the Company. If the Company terminates Mr. Russell at any time without cause, he will be entitled to receive a severance payment equal to one-half of his annual base salary for the year in which the termination occurs. If the Company experiences a change of control during Mr. Russell’s employment, and there is a constructive termination of his employment without cause within twelve months after such change of control, then: (i) Mr. Russell will receive a lump-sum severance payment equal to his annual base salary for the year in which the termination occurs; (ii) RLHC will accelerate vesting on any portion of any equity grant previously made to Mr. Russell under the Company’s 2015 Stock Incentive Plan, or any successor plan, that would otherwise have vested within 12 months of the date of the constructive termination; and (iii) all restrictions on vested restricted stock or restricted stock units previously granted to Mr. Russell will terminate, and the company shall issue all common stock underlying any such awards (other than performance based shares where performance has not been met, and the award agreement does not authorize such acceleration).

The term “cause” means (i) Mr. Russell willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, after notice and opportunity to cure; (ii) any willful and intentional act by Mr. Russell involving fraud, theft, embezzlement or dishonesty affecting the company; or (iii) Mr. Russell’s conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act of 1934), adoption of a sale or liquidation plan of substantially all of the company’s assets or other similar transaction or series of transactions, or the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a person or group.

A “constructive termination” will be deemed to occur if we terminate Mr. Russell’s employment without cause or if Mr. Russell voluntarily elects to terminate his employment within thirty days after any of the following events occur without his consent: (i) there is a significant reduction in the overall scope of his duties, authorities and responsibilities, or (ii) there is a reduction of more than 20% of his base salary or target bonus (other than any such reduction consistent with a general reduction of pay across the company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance), or (iii) he is required to relocate from his present residence as a condition of continuing employment.

Item 7.01.	Regulation FD Disclosure.

A copy of the June 9, 2020 press release announcing the appointment of Mr. Russell is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated June 9, 2020

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: June 9, 2020	By:	/s/ Gary Kohn
Executive Vice President, Chief Financial Officer